EXHIBIT 10.1

AMERICAN FINANCIAL GROUP, INC.

AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

AMERICAN FINANCIAL GROUP, INC.

AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

ARTICLE 1
 OBJECTIVES

The objectives of this Amended and Restated 2015 Stock Incentive Plan (the “Plan”) are to enable American Financial Group, Inc. (the “Company”) to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company’s objectives and to align their interests with those of the Company’s shareholders.

ARTICLE 2
 DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1          "Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

2.2          “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

2.3          “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.4          “Beneficial Owner” or “Beneficial Ownership” has the meaning given in Rule 13d-3 under the Exchange Act.

2.5          “Board” means the Board of Directors of the Company.

2.6          “Cause” has the meaning set forth in Section 12.2.

2.7          “Change in Control” has the meaning set forth in Section 11.2.1.

2.8          “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.9          “Committee” means a committee designated by the Board of the Company.  The Committee shall be comprised of three or more directors, each of whom shall be (1) a “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act, and (2) an “independent director” under rules adopted by the New York Stock Exchange, in each case as such rules and sections may be amended, superseded or interpreted hereafter.

2.10        “Common Stock” means the Company’s common stock, no par value.

2.11        “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in such Participant’s applicable Award Agreement.

2.12        “Eligible Employee” means any individual who performs services for the Company or any Subsidiary of the Company and is treated as an “employee” for federal income tax purposes.

2.13        “Exchange Act” means the Securities Exchange Act of 1934.

2.14        “Fair Market Value” of a Share as of a given date shall (i) if the Common Stock is then traded on the New York Stock Exchange, be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the Shares shall have been sold regular way on the date as of which fair market value is to be determined or (ii) if the Common Stock is not then traded on the New York Stock Exchange but is quoted on the Nasdaq National Market, be the average of the closing bid and asked prices for a Share on the date as of which Fair Market Value is to be determined, or, in the case of (i) or (ii) if there shall be no such sale on such date, the next preceding day on which such sales shall have occurred.  If Common Stock is not listed on the New York Stock Exchange or Nasdaq National Market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.  In all events, for Awards intended to be exempt from Section 409A of the Code, Fair Market Value shall be determined by the Committee in accordance with Section 409A of the Code.

2.15        “Good Reason” has the meaning set forth in 11.2.3.

2.16        “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

2.17        “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

2.18        “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

2.19        “Lindner Family” has the meaning set forth in Section 11.2.2.

2.20        “Option Price” or “Exercise Price” means the price per Share at which Common Stock may be purchased upon the exercise of an Option.

2.21        “Participant” means a person to whom an Award has been granted pursuant to this Plan.

2.22        “Performance Award” means a Restricted Stock Award, a Stock Unit Award or a Stock Award, granted to a Participant under Article 10, which Award is subject to the achievement of Performance Objectives during a Performance Period.

2.23        “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

2.24        “Performance Period” means the period designated for the achievement of Performance Objectives.

2.25        [Reserved.]

2.26        [Reserved.]

2.27        “Restricted Stock Award” means a grant of Shares to an Eligible Employee under Article 7 that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

2.28        “Retirement” means any termination of employment (other than by death or Disability) by an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company or a Subsidiary of the Company.

2.29        “Share” means one share of the Common Stock.

2.30        “Stock Appreciation Right” means a contractual right granted to an Eligible Employee under Article 6 entitling such Eligible Employee to receive a payment, representing the difference between the base price per Share of the right and the Fair Market Value of a Share, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31        “Stock Award” means a grant of Shares to an Eligible Employee under Article 9 that are issued free of vesting and transfer restrictions.

2.32        “Stock Option” or “Option” means the right to purchase Shares granted pursuant to this Plan.

2.33        “Stock Unit Award” means a contractual right granted to an Eligible Employee under Article 8 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

2.34        “Subsidiary” has the meaning set forth in Section 424(f) of the Code.

2.35          “Term” means the period beginning on a Grant Date and ending on the expiration date of such Award.

2.36          “Transfer” means sale, assignment, pledge, encumbrance, alienation, attachment, charge or other disposition, whether or not for consideration; and the terms “Transferred”, “Transferable” and the like have corresponding meanings.

ARTICLE 3
ADMINISTRATION; PARTICIPATION AND AWARDS

3.1          The Committee.  This Plan shall be administered and interpreted by the Committee.

3.2          Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine, after considering management’s recommendations with respect to Eligible Employees excluding the Company’s executive officers, the Eligible Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award.  The Committee shall determine the terms and conditions of all Awards granted to Participants.  Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no amendment may be made to any outstanding Award that would materially adversely affect the rights of the Participant with respect to such Award without the written consent of such Participant.  The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder.  The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Employees, whether or not such persons are similarly situated.  The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select.  All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties, including the Company, its shareholders and all Participants.

3.3          Delegation of Authority.  To the extent permitted by applicable law and the rules of any exchanges upon which the Shares may be listed, the Committee may, by resolution, authorize one or both of the Co-Chief Executive Officers (or the Chief Executive Officer in the event that only one person serves in such capacity) (an “Authorized Officer”) to do one or both of the following on the same basis as the Committee: (i) to designate Participants to be recipients of Awards under this Plan, and (ii) to determine the size of any such Awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any Awards granted to a Participant who is an executive officer or a more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the maximum total number of Shares the Authorized Officer(s) may grant. In no event shall any such delegation of authority be permitted with respect to Awards to any person who is a covered employee under Section 162(m) of the Code.  The Committee shall also be permitted to delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority under this Plan shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4          Rule 16b-3. The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules. Notwithstanding the foregoing and any other provision of the Plan to the contrary, if for any reason the Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act shall not affect the validity of Awards, interpretations or other actions of the Committee.

3.5          Designation of Participants.  All Eligible Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan.  The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Employees who are to be granted Awards, the types of Awards to be granted and the number of Shares or rights subject to Awards granted under the Plan.  In selecting Eligible Employees to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

ARTICLE 4
 SHARES SUBJECT TO PLAN

4.1          Shares.  Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed two million, three hundred and thirty thousand (2,330,000) Shares.  Shares issued and sold under the Plan may be either authorized but unissued Shares or Shares held in the Company’s treasury.  To the extent that any Award involving the issuance of Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or is otherwise terminated without an issuance of Shares being made thereunder, the Shares covered thereby will no longer be counted against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  Any Awards or portions of Awards that are settled in cash and not in Shares shall not be counted against the foregoing maximum Share limitations.  The number of Shares subject to Awards granted under the Plan to any single Participant shall not exceed, in the aggregate, 500,000 Shares per year (subject to adjustment as provided in Section 4.2).  The number of Shares subject to Stock Options and Stock Appreciation Rights granted under the Plan to any single Participant shall not exceed, in the aggregate, 500,000 Shares per fiscal year (subject to adjustment as provided in Section 4.2).  The number of Shares available for Awards under the Plan shall be reduced by (i) the total number of Stock Options that have been exercised, regardless of whether any of the Shares underlying such Stock Options are actually issued to the Participant as the result of a net exercise or settlement, and (ii) any Shares issued pursuant to the Plan used to pay any Exercise Price, purchase price or tax withholding obligation with respect to any Awards. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase Shares on the open market for reuse under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the Stock Appreciation Rights and without regard to any cash settlement of the Stock Appreciation Rights.

4.2          Adjustment Provisions.  If there shall occur any change with respect to the outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or transaction, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1, (ii) the number and kind of Shares, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share, unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event.  Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code; and, in the case of Options and Stock Appreciation Rights such adjustments shall be in compliance with Section 409A of the Code.  Any such adjustment made by the Committee shall be conclusive and binding for all purposes under the Plan.

4.3          Minimum Vesting Conditions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest or be paid out no earlier than the first anniversary of the date on which the Award is granted, and the Performance Period for any Performance Awards shall be not less than one-year; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Shares delivered in lieu of fully vested cash obligations, (ii) any additional Awards the Board or the Committee may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.2); and, provided further, that the foregoing restrictions do not apply to the Board’s or the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, or termination of employment or upon a Change in Control pursuant to Section 11.1, under an Award Agreement or otherwise.

ARTICLE 5
STOCK OPTIONS

5.1          Grants.  Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option.  One or more Stock Options may be granted to any Eligible Employee.

5.2          Incentive Options.  Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

5.2.1      If an Incentive Option is granted to a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, then

(a)          the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

(b)          the term of the Option shall not be greater than five years from the Grant Date.

5.2.2      The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan, or any other plan maintained by the Company and its Subsidiaries, shall not exceed $100,000 determined in accordance with Section 422(d) of the Code.  To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Non-Qualified Options.

5.2.3       Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.2.4       Subject to adjustment as provided in Section 4.2, the maximum number of Shares available under the Plan for issuance as Incentive Options shall be the full number of Shares reserved for issuance under Section 4.

5.2.5       Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.3          Terms of Options.  Except as otherwise required by Section 5.2 and subject to Section 5.6 and Article 12, the terms and conditions of Options granted under this Plan shall be established by the Committee and provided in the Award Agreement, including that (i) no Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date; and (ii) no Option shall be exercisable more than ten years after its Grant Date. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option or portion of a Stock Option shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time.

5.4          Exercise of Options.  Except as otherwise provided in the Award Agreement or as otherwise approved by the Committee, any Participant entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, which shall specify the number of Shares for which an Option is being exercised and the Grant Date of the Option being exercised. The Option Price for each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise. Except as otherwise provided in the Award Agreement or as approved by the Committee, and subject to applicable law, the Option Price and any withholding taxes shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, Shares (including Shares that would otherwise be distributable upon the exercise of the Option) valued at Fair Market Value as of the day of exercise, or in any combination thereof.

5.5          Limited Transferability of Options.  Except as otherwise provided in Section 14.6, no Stock Option shall be Transferable or exercisable by any person other than the Participant except (i) upon the Participant’s death or Disability, in accordance with the terms and conditions provided in the Award Agreement, or (ii) in the case of Non-Qualified Options only, for the Transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of and as set forth in the Form S-8 registration statement under the Securities Act of 1933, as amended), as may be approved by the Committee in its sole and absolute discretion at the time of the proposed Transfer.  The Transfer of a Non-Qualified Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time.  Subsequent Transfers of a Non-Qualified Option shall be prohibited other than in accordance with the terms and conditions provided in the Award Agreement.

5.6          Termination of Stock Options.  During any period of continuous employment or business relationship with the Company or any Subsidiary of the Company, a Stock Option will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan, including this Section 5.6.  For purposes of this Plan, any leave of absence approved by the Company or the Subsidiary of the Company shall not be deemed to be a termination of employment.  The terms and conditions of termination of Stock Options by reason of a Participant’s death, Disability or Retirement shall be determined by the Committee and set forth in the Award Agreement. Unless otherwise set forth in an Award Agreement or determined by the Committee at or after grant, if a Participant’s employment by the Company or any Subsidiary of the Company terminates for any reason other than death, Disability or Retirement, the Stock Option will cease vesting as of the date of such termination of employment, and the Stock Option will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment.

5.7          Repricing and Reloading Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall (i) cause or allow the cancellation, substitution or amendment of a Stock Option or Stock Appreciation Right that would have the effect of reducing the Exercise Price of such Stock Option or Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such Stock Option or Stock Appreciation Right that would be treated as a “repricing” under the then applicable accounting rules or rules, regulations or listing requirements adopted by the New York Stock Exchange, (ii) cause any Stock Option or Stock Appreciation right to be purchased by the Company for cash for less than the exercise price of the Stock Option or base price of the Stock Appreciation Right (i.e., an “underwater” Stock Option or Stock Appreciation Right), or (iii) grant any Stock Option or Stock Appreciation Right containing any provision entitling the Participant to the automatic grant of additional Stock Options or Stock Appreciation Rights in connection with the exercise of the original Stock Option or Stock Appreciation Right, respectively.

ARTICLE 6
STOCK APPRECIATION RIGHTS

6.1          Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Employee selected by the Committee.  Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.  Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

6.2          Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement.  Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.  A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date.  The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.3          Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option.  A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised.  A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per Share equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

6.4          Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of Shares as to which such Stock Appreciation Right is exercised or paid.  Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

6.5          No Rights as Shareholder.  If a Participant is to receive Shares (as opposed to cash) under a Stock Appreciation Award, the Participant shall not have any rights as a shareholder with respect to such Shares subject to a Stock Appreciation Right Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

6.6          Repricing and Reloading Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.2, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall (i) cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange, or (ii) grant any Stock Appreciation Right containing any provision entitling the Participant to the automatic grant of additional Stock Appreciation Rights in connection with the exercise of the original Stock Appreciation Right.

ARTICLE 7
RESTRICTED STOCK AWARDS

7.1          Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Employee selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

7.2          Vesting Requirements.  The restrictions imposed on Shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the Shares subject to the Award shall be returned to the Company.

7.3          Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Alternatively, the shares granted under a Restricted Stock Award may be held in an uncertificated form, registered in the name of the Participant but held by the Company until all restrictions are removed or have expired.

7.4          Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE 8
STOCK UNIT AWARDS

8.1          Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Employee selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of a Share on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine.

8.2          Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

8.3          Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which shall be made within 60 days following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in Shares, or in a combination of cash and Shares, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

8.4          No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

ARTICLE 9
STOCK AWARDS

9.1          Grant of Stock Awards.  A Stock Award may be granted to any Eligible Employee selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Employee represents Shares that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

9.2          Rights as Shareholder.  Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Shares under a Stock Award the Participant shall have all rights of a shareholder with respect to the Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such Shares.

ARTICLE 10
PERFORMANCE AWARDS

10.1       General. Performance Awards may be granted to Eligible Employees in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Award Agreements, which agreements need not be identical.

10.2       Value of Performance Awards. In addition to any other non-performance terms included in the Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value of a Performance Award, and the amount, if any, that will be paid out to the Participant.

10.3       Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive payout on the value of the Performance Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met.

10.4       Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee at the Grant Date and shall be evidenced in the Award Agreement.  Subject to the terms of the Plan and the Award Agreement, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, Shares or other Awards (or in a combination cash, Shares or other Awards) equal to the value of the earned Performance Awards, payable at the close of the applicable Performance Period, or within 60 days after the end of the Performance Period. Any cash, Shares, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

10.5        Termination of Service. Except as provided by the Committee in an Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant’s employment with the Company terminates for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

10.6        Performance Objectives.

10.6.1    Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Committee shall establish the applicable Performance Objectives for a Performance Award in writing not later than ninety (90) days after the commencement of the Performance Period or, if earlier, the date as of which twenty-five percent (25%) of the Performance Period has elapsed.  The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

10.6.2    Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant or a Subsidiary, division, department, business unit, or function of or within the Company, or any combination thereof as determined by the Committee.  Performance Objectives may be measured on an absolute or relative basis.  Relative performance may be measured by comparison to a peer company or group of peer companies or other companies, by comparison between one or more Subsidiaries, divisions, departments, business units, or functions, or by comparison to a financial market index or indices or any combination thereof.

10.6.3    The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable Grant Date of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

ARTICLE 11
EXTRAORDINARY EVENTS

11.1       Except as provided by the Committee in an Award Agreement, if during the term of an Award, there shall occur a Change in Control:

11.1.1    If an outstanding Award (A) is assumed by a successor entity (or affiliate thereto) or continued or (B) is replaced with an equity award that (i) preserves the existing value of the Award at the time of the Change in Control, (ii) provides for subsequent payout in accordance with a vesting schedule and Performance Objectives, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Objectives applicable to such Award as determined in the sole discretion of the Committee, and (iii) are exempt from or in compliance with Section 409A, then such Award or such substitute thereof shall remain outstanding and be governed by their respective terms and the provisions of the Award Agreement and the Plan (or such successor plan) subject to Section 11.1.3 below.

11.1.2    If an outstanding Award is not assumed, continued or replaced in accordance with Section 11.1.1 above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Award: (A) outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable; (B) such restrictions and other conditions applicable to outstanding Restricted Stock Awards, Stock Unit Awards or Stock Awards, including vesting requirements, shall immediately lapse and such Awards shall be free of all restrictions and fully vested; and (C) outstanding Performance Awards shall immediately vest and shall be payable within 30 days as if the Performance Objectives have been achieved at the target (or if no target, the maximum) performance level.

11.1.3    If (A) an outstanding Award is assumed, continued or replaced in accordance with Section 11.1.1 above and (B) a Participant’s employment with the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the 18 month period commencing as of the closing of the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 11.1.2 above shall apply to all assumed, continued or replaced Awards of such Participant then outstanding.

11.2       For purposes of this Article 11, the terms below shall be defined as follows:

11.2.1    Change in Control means:

(a)          The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole;

(b)          The dissolution or liquidation of the Company or the consummation of any merger, other than a merger for the purpose of the redomestication of the Company (not involving an event set forth in Section 11.2.1(c)  or 11.2.1(d)), consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property;

(c)          The acquisition of Beneficial Ownership of 25% or more of the outstanding Shares by any “person” within the meaning of Section 14(d) of the Exchange Act, excluding for purposes of this Section 11.2.1(c), the Lindner Family; or

(d)          during any period of one year after January 1, 2024, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

11.2.2     “Lindner Family” means, collectively, the wife of the late Carl H. Lindner, Jr. and all of the lineal descendants of the late Carl H. Lindner, Jr. and his wife, and the spouses of such lineal descendants, as well as trusts, family limited partnerships or other entities established by or for the benefit of such persons, and limited liability companies of which the majority of membership interests are held by the estate of the late Carl H. Lindner, Jr., his wife or any of the lineal descendants of the late Carl H. Lindner, Jr. and his wife or the spouses of such lineal descendants, or any trusts or family limited partnerships established by or for the benefit of such persons.

11.2.3    “Good Reason” means, with respect to any Participant, unless otherwise provided in the applicable Award Agreement, without the Participant’s written consent, (A) the Company’s requiring a material change in the Participant’s principal place of employment as it existed immediately prior to the Change in Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change in Control (for this purpose, a change of 35 or fewer miles from the location at which the Participant worked immediately prior to the Change in Control shall not be considered a material change in the Participant’s principal place of employment); (B) a material reduction in the Participant’s benefits or compensation (within the meaning of Treasury Regulation § 1.409A-1(n)(2)(ii)(A)(2)) as in effect immediately prior to the Change in Control; or (C) a material reduction in the Participant’s job responsibilities, authority, position or duties with the Company as in effect immediately prior to the Change in Control. A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and provided further that the Company shall have failed to reasonably remedy such act or omission within thirty (30) days following its receipt of such Participant notice.  A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder if the Participant actually terminates employment within six months after the Company’s failure to timely remedy or, if earlier, prior to the 18 month anniversary of the Change in Control.

ARTICLE 12
FORFEITURE EVENTS

12.1        General.  Notwithstanding anything to the contrary in the Plan, the Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to termination, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.  In addition, if at the time of such violation such Participant has exercised Stock Options or any other Award but has not received the Shares to be issued, the Committee may void the Award.  Any such actions by the Company shall be in addition to any other rights or remedies available to the Company and the Subsidiaries of the Company in such circumstances.

12.2        Termination for Cause.  Notwithstanding anything to the contrary in the Plan, if a Participant’s employment with the Company or any Subsidiary of the Company shall be terminated for “Cause,” the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety.  For purposes of the Plan:

12.2.1     If a Participant is party to an employment (or similar) agreement with the Company or any Subsidiary of the Company that defines the term “Cause,” such definition shall apply for purposes of the Plan; or

12.2.2     If Section 12.2.1 does not apply, termination for “Cause” shall mean termination of employment as a result of a violation of any Company policy, procedure or guideline, or engaging in any of the following forms of misconduct: conviction for, or plea of guilty or nolo contendere to, a charge of commission of any felony or of any misdemeanor involving dishonesty or moral turpitude; theft or misuse of the Company’s property or time; use of alcohol or controlled substances on the Company’s premises or appearing on such premises while intoxicated or under the influence of drugs not prescribed by a physician, or after having abused prescribed medications; illegal use of any controlled substance; illegal gambling on the Company’s premises; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; willful misconduct; or falsifying any document or making any false or misleading statement relating to employment by the Company; acts or omissions that injure the economic or ethical welfare of the Company by misconduct or inattention to duties and responsibilities; acts or omissions harmful to the reputation of the Company; a material violation of a Company policy, including without limitation the Code of Ethics; a violation of any contractual, statutory or common law duty of loyalty to the Company; or the failure to meet the Company’s performance expectations, as determined by the Company in its sole discretion.  The term “Company” in the immediately preceding sentence will be interpreted to include any Subsidiary of the Company, as appropriate.

12.3        The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs.  Any such determination shall be final, conclusive and binding upon the Participant.  In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend the Participant’s rights to exercise any options, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “Cause” as provided in Section 12.2.

ARTICLE 13
TERMINATION OR AMENDMENT OF THIS PLAN

13.1       The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall, without further approval of the shareholders of the Company:

13.1.1    Change the definition of Eligible Employees;

13.1.2    Except as provided in Article 4, increase the number of Shares which may be subject to all Awards or to Incentive Options granted under the Plan; or increase the maximum number of Shares with respect to which all Awards or with respect to which Stock Options and Stock Appreciation Rights may be granted to any Participant during any fiscal year;

13.1.3    Cause any Option granted as an Incentive Stock Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code; or

13.1.4    Be necessary or advisable, as determined by the Board, for purposes of complying with Section 422 of the Code, the listing requirements of the New York Stock Exchange or Nasdaq National Market or other exchange or market or for any other purpose;

provided further, no amendment to the Plan or to any Award shall materially adversely affect the rights of any Participant with respect to an Award then outstanding without the consent of such Participant.

Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time to the extent necessary to bring such Awards into compliance with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or Participants under Section 409A of the Code or accounting rules.

13.2        This Plan shall continue in effect until the expiration of all Awards granted under the Plan unless terminated earlier in accordance with this Article 13; provided, however, that it shall otherwise terminate and no Awards shall be granted after the tenth anniversary of the date of approval of the Plan by the Company’s shareholders as set forth in Section 14.1.

ARTICLE 14
GENERAL PROVISIONS

14.1       Shareholder Approval.  This Plan became effective on the date that the Company's shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board (the “Effective Date”).

14.2       Award Agreements.  An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Shares, units or rights subject to the Award, the Exercise Price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award.  The Award Agreement may also set forth the effect on an Award of termination of employment under certain circumstances, as well as any other terms or conditions as determined by the Committee.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.  The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

14.3        Clawback/recoupment.  Any Award granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by Company policy, applicable law or listed company rules, or to the extent otherwise provided in an Award Agreement at the time of grant.

14.4        Rights as Shareholder.  Subject to the terms and conditions of this Plan and the applicable Award Agreement, an Award (other than a Stock Option or Stock Appreciation Right) may, if so determined by the Committee, provide the Participant with the right the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee; provided, however, that in the case of any performance-based Awards, any associated dividends or dividend equivalent payments will not be paid unless and until the corresponding portion of the underlying Award is earned. With respect to an Award of Restricted Shares, subject to the terms and conditions of this Plan and the applicable Award Agreement, the Committee may provide the Participant with the right to vote the Shares underlying such Award (both before and after the Shares subject to the Award are earned, vested or acquired).

14.5       Deferrals.  The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with Section 409A of the Code, if applicable, and such terms and conditions as the Committee shall establish.

14.6       No Loans.  No loans from the Company to Participants shall be permitted in connection with the Plan.

14.7       Transfer; Assignment.  Except as otherwise provided in the Award Agreement and except as otherwise provided below, Awards under the Plan shall not be Transferable by the Participant or exercisable by any person other than the Participant, and Awards under the Plan shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge:

14.7.1    During the lifetime of a Participant, an Award is not transferable voluntarily or by operation of law and may be exercised only by such individual;

14.7.2    Upon the disability of a Participant, an Award of Stock Options or Stock Appreciation Rights may be exercised by the Participant’s legal representative;

14.7.3    Upon the death of a Participant, an Award may be transferred to the beneficiaries or heirs of the Participant by will or by the laws of descent and distribution; and

14.7.4    An Award may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

Notwithstanding the foregoing, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant (only to the extent permissible by law and, in the case of an Incentive Option, to the extent permissible under Section 422 of the Code) to family members, charities, trusts or other estate planning vehicles established by a Participant or as to which a Participant is a grantor or to lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant.  If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee.

14.8       Securities Laws.  No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

14.9       No Right to Continued Employment.  Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate such employment at any time.

14.10     No Rights as Shareholder.  Except as otherwise provided in Section 1.1 or an Award Agreement, Participant shall have no rights as a holder of Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.

14.11      Other Plans.  The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary of the Company, unless such plan specifically provides to the contrary.

14.12     Unfunded Plan.  The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.13      Withholding of Taxes.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes (whether federal, state, local or foreign) to be withheld. Any satisfaction of tax obligations through the withholding of Shares may only be up to the statutory minimum tax rate, or such higher rates of up to maximum applicable withholding rates as may be permitted by the Committee.

14.14      Code Section 409A Compliance.  Each Award granted under this Plan is intended to be either exempt from or in compliance with the requirements of Section 409A of the Code, and the Plan shall be interpreted accordingly.  Without limiting the foregoing, no amount shall be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Participant to the additional tax imposed under Section 409A of the Code.  If the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), any Award, to the extent such Award constitutes non-qualified deferred compensation subject to Section 409A of the Code and required to be delayed pursuant to Section 409A(2)(B)(i) of the Code (after taking into account any exclusions applicable to such payments under Section 409A of the Code), shall not be made until the first business day after (i) the expiration of six (6) months from the Participant’s separation from service or (ii) if earlier, the date of Participant’s death.

14.15     Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions of the Plan or such Award Agreement shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.16     Liability.  No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

14.17      Governing Law.  This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

As approved by the Board of Directors on March 22, 2024